UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2011

Bizzingo, Inc.

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(Exact name of registrant as specified in its charter)

Nevada                   000-52511                98-0471052

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(State or other jurisdiction                        (Commission (IRS Employer

 of incorporation)                                  File Number)                        Identification No.)

               63 Main Street, #202, Flemington, New Jersey 08822

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(Address of principal executive offices)                                      (Zip Code)

Registrant’s telephone number, including area code:  (908) 968-0838

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01. Entry Into a Material Definitive Agreement.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 2, 2011, Mr. David Shamouelian (age 33) was elected to the board of directors of the Bizzingo, Inc. (“Company”).

Mr. Shamouelian has over 20 years experience in the fashion industry.  His passion began under his father’s tutelage in a business that was spawned three generations before him. Two decades later, Mr. Shamouelian enjoys a reputation as one of the most respected names in the fashion industry.  He is currently a principal in Romeo and Juliet Couture, a highly successful clothing line recently featured on Warner Bros.’s Gossip Girls.  The clothing line was established in 1999 and has grown to become one of the top fashion lines in contemporary ladies sportswear. Mr. Shamouelian is the former CEO of the Paris based fashion label, Sharagano, a $40 million label featured in high end retail stores such as Saks Fifth Avenue, Bloomingdales, and Macys. Sharagano maintained worldwide distribution in Asia, Europe and South America and included 12 freestanding stores in the US, Korea and Mexico. Sharagano's lace insert jeans, designed by David Shamouelian, were the threads of choice for many celebrities, including Madonna and Jennifer Lopez. Currently, Mr. Shamouelian is one of the major principals and shareholders of The Toon Studio of Beverly Hills, a studio that licenses characters worldwide.

In connection with his role as a director the Company, Mr. Shamouelian received a stock option grant under the Company’s 21011 Stock Option Plan. The grant enables the new director to acquire 500,000 shares of common stock at a price per share of $0.24.

There are no family relationships between our new director and our other officers and/or directors. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which the new director is a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Consulting Agreement with Mr. Shamouelian and Secured Loan with Sharvit, Inc.

Effective October 7, 2011, the Company entered into a consulting agreement with Mr. David Shamouelian, our new director. Pursuant to agreement, Mr. Shamouelian is obligated to provide various, non-exclusive consulting services for the Company including assisting in the Company’s B2B business platform. The term of the agreement is two years. As consideration, our new director is entitled to receive 3,200,000 shares of common stock of the Company during the two year term. An initial issuance of 800,000 shares of common stock is due upon execution of the agreement, with like payments due each six months thereafter. The consulting agreement is attached hereto as an Exhibit to this Form, and the above discussion is qualified in its entirety by the terms of the attached consulting agreement.

In addition, on October 7, 2011, the Company received a loan in the amount of $250,000 from Sharvit, Inc., a company owned by Mr. Shamouelian, which loan is evidenced by a secured promissory note. The loan bears interest at the rate of 10% per annum and is due and payable on April 7, 2012. The note is secured by the Company’s UDM database of music, and is subject to a security agreement by the parties.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.16-Consulting Agreement dated October 7, 2011 by and between the Company and David Shamouelian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bizzingo, Inc.

Date: November 3, 2011

/s/ Douglas Toth

Douglas Toth

Chairman